UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2008

WLG INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 East Algonquin Road, Suite 120
Schaumburg, IL USA 60173
(Address of Principal Executive Offices/Zip Code)

(653) 224-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2008, WLG Inc. (the “Company”) entered into a conversion agreement (the “Conversion Agreement”), dated June 30, 2008, with Christopher Wood, the Company’s Chief Executive Officer, director and controlling shareholder, pursuant to which Mr. Wood and the Company agreed to convert $1.7 million of outstanding loans that Mr. Wood had made to the Company into 1.7 million shares of the Company’s Series B Convertible Preferred Stock. In connection therewith, in June 2008, the Company’s Board of Directors approved the designation of a new series of preferred stock consisting of 1.7 million shares of authorized, but unissued, shares of preferred stock designated as Series B Convertible Preferred Stock, par value $0.001 (the “Series B Preferred Stock”). The Company filed a certificate of designation (the “Certificate of Designation”) setting forth the preferences and rights of the Series B Preferred Stock with the Delaware Secretary of State on June 30, 2008. The Series B Preferred Stock may be converted by the Holder at any time into shares of the Company’s common stock at a conversion price of $0.70 per share. The Series B Preferred Stock has a stated value of $1.00 per share and a liquidation and redemption value of $1.00 per share. The Series B Preferred Stock shall pay an annual cumulative dividend equal to 12% of the stated value per share. The Company may require a conversion in the event of a change in control of the Company. Commencing 24 months after the date of issuance of the Series B Preferred Stock, the Company has the right to redeem all or a portion of the then outstanding shares of Series B Preferred Stock at a price of $1.00 per share, subject to adjustment. In addition, commencing on the earlier to occur of 24 months after the issuance date, or Mr. Wood’s retirement or his holding less than 50.1% of the outstanding common stock of the Company, Mr. Wood may cause the Company to redeem any or all of his outstanding shares of Series B Preferred Stock, at a price of $1.00 per share, subject to adjustment.

The shares of Series B Preferred Stock were issued to Mr. Wood without registration under the Securities Act of 1933 (the “Act”), in reliance upon the exemptions from registration provided under Section 4(2) of the Act. The issuance did not involve any public offering; no general solicitation or general advertising was used in connection with such issuance; Mr. Wood represented that he was an “accredited investor” within the meaning of Rule 501 of Regulation D of the Act and the certificate or certificates representing the shares of Series B Preferred Stock will be issued with restricted securities legends.

The foregoing descriptions of the Conversion Agreement and the Certificate of Designation are qualified in their entirety by the full text of such documents which are attached as exhibits to this Current Report and are incorporated herein by reference.

SECTION 3 — SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required to be provided herein is incorporated by reference to Item 1.01.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.3	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of WLG Inc.
10.15	Conversion Agreement dated June 30, 2008 by and between WLG Inc. and Christopher Wood

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

Date: July 3, 2008	By:	/s/ Christopher Wood
Christopher Wood Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.3	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of WLG Inc.
10.15	Conversion Agreement dated June 30, 2008 by and between WLG Inc. and Christopher Wood